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                                                                    Exhibit 23.2


                      Consent of PricewaterhouseCoopers LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of High Speed Access Corp of our report dated March 12, 1999 except as to the third paragraph of Note 8 and the first seven paragraphs of Note 14, for which the date is May 3, 1999, and as to the last paragraph of
Note 14 for which the date is May 21, 1999 relating to the consolidated financial statements, which appears in High Speed Access Corp's Registration Statement on Form S-1 (File No. 333-74667) dated June 4, 1999 filed with the Securities and Exchange Commission.




PricewaterhouseCoopers LLP

Louisville, Kentucky
November 24, 1999